Exhibit 99.1

POLY ANNOUNCES STOCKHOLDER

APPROVAL OF MERGER AGREEMENT WITH HP INC.

SANTA CRUZ, Calif., - June 23, 2022 – Poly (NYSE: POLY), a global outfitter of professional-grade audio and video technology, today announced that its stockholders voted to approve the merger agreement pursuant to which Poly will be acquired by HP Inc.

Based on preliminary results, over 80% of Poly’s outstanding common stock was voted in favor of the approval of the merger agreement. The final voting results will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

The transaction is expected to close by the end of calendar 2022, subject to receipt of required regulatory clearances and the satisfaction of other customary closing conditions.

About Poly

Poly (NYSE: POLY) creates premium audio and video products so you can have your best meeting — anywhere, anytime, every time. Our headsets, video and audio-conferencing products, desk phones, analytics software and services are beautifully designed and engineered to connect people with incredible clarity. They’re pro-grade, easy to use and work seamlessly with all the best video and audio-conferencing services. Poly MeetingAI delivers a broadcast quality video conferencing experience with Poly DirectorAI technology which uses artificial intelligence and machine learning to deliver real-time automatic transitions, framing and tracking, while NoiseBlockAI and Acoustic Fence technologies block-out unwanted background noise. With Poly (Plantronics, Inc. – formerly Plantronics and Polycom), you’ll do more than just show up, you’ll stand out. For more information visit www.Poly.com.

All trademarks are the property of their respective owners.

Investor Contact:

Mike Iburg

Vice President, Investor Relations

(831) 458-7533

Media Contact:

Edie Kissko

Vice President, Corporate Communications (213) 369-3719

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve risks and uncertainties, including statements regarding: the acquisition of Poly by HP Inc., including the expected timing of the closing of the acquisition. If any of these risks or uncertainties materialize, or if any of Poly’s assumptions prove incorrect, Poly’s actual results could differ materially from the results expressed or implied by these forward-looking statements. Additional risks and uncertainties include those associated with: the possibility that the conditions to the closing of the acquisition are not satisfied on a timely basis or at all, including the risk that the required regulatory approvals to consummate the acquisition are not obtained; potential litigation relating to the acquisition; uncertainties as to the timing of the consummation of the acquisition; the ability of each party to consummate the acquisition; the occurrence of any event, change or other circumstances that could give rise to the right to terminate the acquisition; possible disruption related to the acquisition to Poly’s current plans and operations, including through the loss of employees, customers and business partners; economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, supply chain disruptions, or the military conflict in Ukraine and related sanctions against Russia and Belarus) or competition, or changes in such conditions, negatively affecting Poly’s business, operations and financial performance; and other risks and uncertainties detailed in the periodic reports that Poly files with the Securities and Exchange Commission (the “SEC”), including Poly’s Annual Report on Form 10-K filed with the

SEC on May 27, 2022, which may be obtained on the investor relations section of Poly’s website (https://investor.poly.com). All forward-looking statements in this communication are based on information available to Poly as of the date of this communication, and Poly does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.